UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

BUTTE HIGHLANDS, INC.

(Name of Small Business Issuer in its charter)

State of Delaware

(State or other jurisdiction of incorporation or organization)

81-0409475

(I.R.S. Employer Identification No.)

P.O. Box 99

Liberty Lake, Washington

(Address of principal executive offices)

99019

(Zip Code)

Issuer’s telephone number (including area code)  (509) 979-3053

Securities to be registered under Section 12(b) of the Act.

Title of each class

None

Name of each exchange on which each class is to be registered:

Not Applicable

Securities registered under Section 12(g) of the Act:  Class A Common Stock

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12-b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

PART I

ITEM 1.  DESCRIPTION OF BUSINESS

History

Butte Highlands Mining Company (hereinafter “Butte” or “the Company”) was incorporated in May 1929 under the laws of the State of Delaware for the purpose of exploring and mining the Butte Highland’s (Only Chance) Mine, south of Butte, Montana. We reorganized in October 1996 for the purpose of acquiring and developing mineral properties. As of the date of reorganization, stockholders representing approximately 76% of the outstanding capital stock could not be located. In order to obtain the quorum necessary for the special meetings, we obtained an order from the Superior Court of Spokane County, Washington appointing a trustee for the benefit of those stockholders which could not be located. See Note 5 to financial statements.

As of May 17, 2007 the Company no longer holds any mineral properties or claims. The Board of Directors intends to seek out an appropriate business opportunity and has not limited its search to any particular industry. Management believes it can identify opportunities in several sectors and will proceed with the appropriate diligence to create value for the shareholders. Our  business is conducted from the office of our President, Paul Hatfield, in Spokane, Washington.

Because we have no operations and only nominal assets we are what the Securities and Exchange Commission  defines as  a shell company. At such time as we cease to be a shell company we will need to file a Form 8-K that contains the information that would be required in an initial registration statement on Form 10 or Form 10SB to register a class of securities under Section 12 of the Securities Exchange Act of 1934. We will be required to file the Form 8-K within four business days after the closing of the transaction that results in our no longer being considered a shell company

We are registering our shares under the Securities Exchange Act of 1934 (the “Exchange Act”) for the purpose of becoming a reporting company.  The Company believes that it will be better able to finance its operations if it is a reporting company.  Management believes the benefits of becoming a reporting company include the ability to obtain support of market makers, facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for stock options or similar benefits to key employees, and providing liquidity for all shareholders by qualifying to list on the NASDAQ supervised OTC Bulletin Board.

Risk Factors

The Company’s business is subject to numerous risk factors, including the following:

•

Because the Company was historically engaged in the mineral exploration industry, there exists the possibility that the Company may have environmental liability.  Management has no knowledge of any actions of the Company that might give rise to such potential liability, but there can be no assurance that the Company may not at some future date be deemed to have environmental liabilities.

•

The Company has had no revenues or earnings from operations. The Company has no significant assets or financial resources.  You should not rely on an investment in our common stock to provide dividend income, as we do not plan to pay cash dividends on our common stock in the foreseeable future.

•

Our common stock is quoted on the Pink Sheets.  Trading in stock quoted in the Pink Sheets is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects.  This volatility could depress the market price of our common stock for reasons unrelated to operating performance.  Moreover, the Pink Sheets is not a stock exchange, and trading of securities on the Pink Sheets is often more sporadic than the trading of securities listed on a quotation system or a stock exchange such as the Amex.  Accordingly, shareholders may have difficulty reselling any of the shares.

•

Our stock is a penny stock.  The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.”  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the NASD believes there is a high probability that speculative, low-priced securities will not be suitable for at least some customers.  The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

•

Because the Company is a shell company, shareholders holding unregistered shares of the Company’s common stock will not be able to avail themselves of Rule 144 for the resale of such restricted securities.

•

Restrictions on the resale of restricted shares of the Company’s common stock due to its shell company status may make it difficult, more expensive or impossible for the Company to finance any business opportunity.

•

The Company will be required to file current “Form 10 information” with the Securities and Exchange Commission within four days of any business acquisition. This may increase the cost of such an acquisition or preclude some business opportunities entirely.

•

Until such time as the Company ceases to be shell Company it will be required to comply with Rule 419 under the Securities Act of 1933. This rule governs the offering of securities by “blank check” companies. Our Company is deemed to be a “blank check” because it is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and is issuing “penny stock.” Rule 419 imposes additional requirements on a blank check company which seeks to offer its securities . Compliance with Rule 419 may make any such contemplated offering more expensive to the Company, more difficult to find potential investors and more time consuming to effect a business transaction. Such requirements include the escrow of the proceeds of any offering, the obligation of the Company to provide, and the right of the purchaser to receive, information regarding an acquisition, including the requirement that purchasers confirm in writing their investment in the Company after an acquisition candidate is identified and the probable requirement of a post-effective amendment to the offering document setting forth information about the acquisition target  that would be required in the applicable form of registration statement. Compliance with Rule 419 will increase the cost of any such offering, may make investment in the Company less attractive to certain investors and may make the Company less attractive to potential acquisition candidates.

Employees

We currently have no employees.  We intend to utilize the services of outside consultants and contractors to provide additional services to the Company.

Competition

There is aggressive competition within the minerals industry to discover and acquire properties considered to have commercial potential.  The Company competes for the opportunity to participate in promising exploration projects with other entities, many of which have greater resources than the Company.

Regulation

The Company’s activities in the United States are subject to various federal, state, and local laws and regulations governing prospecting, development, production, labor standards, occupational health and mine safety, control of toxic substances, and other matters involving environmental protection and taxation.  It is possible that future changes in these laws or regulations could have a significant impact on the Company’s business, causing those activities to be economically reevaluated at that time.

ITEM 2.  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Butte Highlands Mining Company (hereinafter “Butte” or “the Company”) was incorporated in May 1929 under the laws of the State of Delaware for the purpose of exploring and mining the Butte Highland’s (Only Chance) Mine, south of Butte, Montana. The Company is inactive, having sold the last of its mining claims in 2007.

We intend to  acquire an interest in a business seeking the perceived advantages of a publicly registered corporation.  We will not restrict our search to any specific business or industry, and the Company may participate in a business venture of virtually any kind or nature. The Company may seek a business opportunity with an entity which has recently commenced operations, wishes to utilize the public marketplace in order to raise additional capital to expand into new products or markets, develop a new product or service, or for other corporate purposes.  The Company may acquire assets and/or establish subsidiaries in various businesses, or acquire existing businesses as subsidiaries.  Business opportunities may be available in many different industries at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Management of the Company, while not experienced in matters relating to the new direction of the Company, will rely primarily upon their own efforts to accomplish the business purposes.  The Company does not anticipate a significant change in the number of employees during the next 12 months. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel, will be utilized to effectuate its business purposes described herein. During the next twelve months, the Company expects to be able to satisfy its cash requirements, and does not foresee the need to raise additional capital during this period.

The Company is voluntarily registering its common stock under the Securities Exchange Act of 1934.  After completion of this registration, it is the Company’s intention to obtain a listing on the NASDAQ Supervised OTC Bulletin Board.  The Company believes that listing on the OTCBB will facilitate the Company’s efforts to obtain additional equity financing.

Year ended December 31, 2008 compared to year ended December 31, 2007.

Result of Operations

During 2008, the Company had a net loss of $46,619 compared to net income of $346,964 during 2007.  This represents an decrease of $393,583 over the year ended December 31, 2007. This decrease is due to the sale of the mining claims, which occurred in 2007.

Total operating expenses increased to $51,359 in 2008 from $33,392 in 2007.  The increase is primarily due to professional fees incurred in connection with the preparation of this Registration Statement and an increase of general and administrative fees in the amount of $11,753.

Liquidity and Capital Resources

The Company’s working capital at December 31, 2008 was $233,531 compared to working capital of $279,775 at December 31, 2007. Working capital decreased primarily due to the current year expenses and the fact that the Company had no income from operations.

Net cash used in operating activities was $103,655 in 2008 compared with $142,335 in 2007. This decrease is primarily due to the decrease in income taxes expensed.

Cash flow from investing activities was $0 404,457 in 2008 compared to $404,457 in 2007. The decrease was due to the cash received from the sale of mining claims in 2007.

Cash flow from financing activities was $0 in 2008 compared with $35,000 in 2007. This decrease was due to no financing activities in 2008 and the proceeds from the exercise of stock options in 2007.

As a result, cash decreased by $103,655 in 2008. The Company had cash of $237,043 as of December 31, 2008. It will not be necessary for the Company to raise additional capital to continue its business activities in 2009.

Off-Balance Sheet Arrangements

There are no preliminary agreements or understandings between the Company and its officers and directors or affiliates or lending institutions with respect to any loan agreements.

ITEM 3.  DESCRIPTION OF PROPERTY

The Company does not hold an interest in any properties. The Company historically owned and operated mining properties near Butte, Montana. Operation of these properties was suspended in 1942. During 1993, the Company entered into a lease with options to sell the properties to Orvana Resources Corporation (“ORC”) and Orvana Minerals Corporation (“OMC”), a Canadian Corporation. The agreement also provided for a lease with an option to purchase eight patented lode-mining claims and 109 unpatented mining claims together with all mineral and other rights. The total option price was $2,000,000 in Canadian currency with cash and stock received annually in agreed upon amounts.

During December 1998, the Company amended the lease option with ORC and OMC to a total option price of $1,685,000 in Canadian Currency. During the year ended December 31, 2000, negotiations to amend the lease failed and final payment was received during the year ended December 31, 2002 in the amount of $31,087. On May 17, 2007 the Company sold all of its remaining mining claims, consisting of eight patented claims and eight unpatented claims to Timberline Resources.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number and percentage of shares of common stock of the Company held by any person known to the Company to be the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of more than five percent and each director, each of the named executive officers and directors and officers as a group.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 12, 2009, regarding any person known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities.

Title of Class	Name of Beneficial Owner	Amount	Percent of Class (1)
Class A Common	Paul A. Hatfield	875,566	66.43

(1)

Based on 1,317,948 shares of Class A Common Stock issued and outstanding

Security Ownership of Management

The following table sets forth certain information as of March 12, 2009, regarding the number and percentage of shares of Class A Common Stock of the Company beneficially owned by each director, each of the named executive officers and directors and officers as a group.

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class(1)
Common	Paul A. Hatfield 18210 N. Lidgerwood Colbert, WA 99005	875,566	66.43
Common	Susan Robinson 4390 San Gabriel Dr. Reno, NV 89502	14,000	1.06
	Total of all executive officers and directors (3 individuals)	889,566	67.49

(1)

Based on 1,317,948 shares of Class A Common Stock issued and outstanding

.

Changes in Control

There are no arrangements known to the Company, the operation of which may at a subsequent time result in the change of control of the Company.

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following information is provided as of March 12, 2009 with respect to each executive officer and director of the Company:

Name	Age	Position
Paul A. Hatfield	46	Director and President
Susan Ann Robinson –Trudell	48	Director and Vice President
Doris Marie Prater	83	Director and Secretary

Paul A. Hatfield has been a Director of the Company since 1986. From 1986 to 1991 Mr. Hatfield served as the Company’s Vice President and has served as the President of the Company since 1991.  From 1989 to 2003 Mr. Hatfield served as the Vice-President of Mining for N. A. Degerstrom, Inc. From April 2003 until May, 2005 Mr. Hatfield was employed as  a project manager for Old Castle Corporation. From May 2005 to the present Mr, Hatfield has been employed by Spokane Rock Products, Inc as the Asphalt Manager. Mr. Hatfield is a graduate of  Montana Tech of the University of Montana with a Bachelor of Science degree.

Susan Ann  Robinson –Trudell has been a Director and Vice-President of the Company since 1991.  Since 2004, Ms. Robinson –Trudell has been the Director of the Nevada Cancer Institute From 1997to 2004  she served as the Executive Director of the American Cancer Society. Ms. Robinson –Trudell is graduated from the University of California at Santa Barbara with a Bachelor of Arts Degree. She received her M.B.A. from the University of Nevada and is currently enrolled in post-graduate study at Duke University. Ms. Robinson-Trudell is the sister of Paul Hatfieled, the President of the Company.

Doris Marie Prater has been a Director of the Company since 1984. For the past twenty-five years Ms. Prater has been employed as a secretary by Opportunities, Inc. a privately held company in Great Falls, Montana.

Board Committees

The entire Board of Directors presently serves as our Audit, Nominating and Compensation Committees and will continue to serve in such capacity until said committees are established.  We have not yet adopted a Code of Ethics for our Executive Officers but intend to do so during the second quarter of 2009.

Conflicts of Interest

Officers and Directors have a fiduciary duty to our shareholders and owe the Company a duty to advance the Company’s business interests when the opportunity to do so arises. As a result, Officers and Directors are prohibited from taking personal advantage of certain business opportunities in which the Company may be interested. This so-called “corporate opportunity doctrine” is complicated and it is not possible to clearly define all of the business opportunities which belong or could be of interest to the Company and what business opportunities may be taken advantage of personally by

Officers or Directors. The most common types of situations falling within this corporate opportunity doctrine prohibit Officers and Directors from: (i) personally taking advantage of any business opportunity that typically would be pursued by, or would be of interest to, the Company; (ii) personally taking advantage of any other business opportunity that the Company may want to take advantage of if the opportunity is discovered using Company property, business contacts or information, or that the Officer becomes aware of because he or she works for the Company (or that a Director becomes aware of in his or her capacity as a director of the Company).

Legal Proceedings

No Director, or person nominated to become a Director or Executive Officer, has been involved in any legal action involving the Company during the past five years.

ITEM 6.  EXECUTIVE COMPENSATION

Doris Prater and Susan Robinson-Trudell each received a $500 annual directors’ fee during 2007 and 2008. Mr. Hatfield receives no compensation for serving as a director of the Company.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

There have been no transactions or series of transactions, or proposed transactions during the last two years to which the Registrant is a party in which any Director, nominee for election as a Director, executive officer or beneficial owner of five percent or more of the Registrant’s common stock, or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest exceeding $60,000.

Neither Paul A. Hatfield nor Susan Robinson-Trudell are independent directors. Doris Prater is the only independent member of the Board of Directors.

ITEM 8.  DESCRIPTION OF SECURITIES

Upon formation in 1929, the Company issued 1,500,000 shares of its common stock in exchange for mineral claims. During 1937, the Company’s total authorized common stock was increased to 2,500,000 under a reorganization plan.

During 1996, due to a long period of inactivity, stockholders representing approximately 76% of the outstanding common stock of the Company could not be located. The Company obtained an order from the Superior Court of Spokane County, Washington appointing a “trustee for the benefit of those stockholders who cannot be located”. After obtaining this order, the Company adopted a plan of reorganization. Under this plan of reorganization, the Company increased authorized common stock to 25,000,000 shares of which 23,292,907 were designated as Class A Common Stock (voting) and 1,707,093 were designated as Class B common stock (nonvoting). All of the Company’s locatable stockholders received share-for-share Class A Common Stock. All of the Company’s unlocated stockholders received share-for-share Class B Common Stock, which is held in trust for missing shareholders pending knowledge of their location. There are currently 1,317,948 shares of Class A Common Stock and 1,663,941 shares of Class B Common Stock issued and outstanding.

All of the Class A Common Stock authorized has equal voting rights and powers without restrictions in preference.  All shares of Class A Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights.  Owners of shares of Class A Common Stock are entitled to one vote for each share of Class A Common Stock owned at any shareholders’ meeting.  Holders of shares of Class A Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders.

If a previously unlocated recorded owner or beneficiary of a record owner is subsequently located, they must present satisfactory evidence and presentation of a share certificate or an “Affidavit of Loss” with an agreement to indemnify the Company for any future damage as a result of the certificate having been sold or transferred but not lost. Upon satisfaction of these requirements, Class A Common Stock will be issued share-for-share in exchange for the Class B Common Stock. The relevant shares of Class B nonvoting common stock will then be cancelled.

There are no conversion, preemptive, or other subscription rights or privileges with respect to any shares.  Our Class A Voting Common Stock does not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares of Class A Voting Common Stock voting in an election of directors may elect all of the directors if they choose to do so.  In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors.

Transfer Agent

We utilize the services of Columbia Stock Transfer Company, 601 East Seltice Way, Suite 202, Post Falls, Idaho 83854, as our transfer agent and registrar.

PART II

ITEM 1.  MARKET PRICE OF COMMON EQUITY AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is quoted on the over-the-counter market in the Pink Sheets with the symbol BTHI. The following table shows the high and low bid prices for the Common Stock for each quarter since January 1, 2007.  The quotations reflect inter-dealer prices without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Year	High Closing	Low Closing
2007:
First Quarter	.08	.08
Second Quarter	.35	.08
Third Quarter	.35	.35
Fourth Quarter	.35	.35
2008:
First Quarter	.35	.35
Second Quarter	.35	.35
Third Quarter	.35	.25
Fourth Quarter	.25	.25

Holders

As of March 12, 2009, there were approximately 109 shareholders of record of the Company’s Class A Common Stock.

Dividends

We have never paid any dividends and does not anticipate the payment of dividends in the foreseeable future.

ITEM 2.  LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings, nor have any judgments been taken, nor have any actions or suits been filed or threatened against it or its Managers in their capacities as such, nor are the Officers and Directors aware of any such claims that could give rise to such litigation.

ITEM 3.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

During the Company’s two most recent fiscal years and subsequent interim period, the principal accountant had not resigned (or declined to stand for re-election) or was dismissed.

In addition, the Company’s principal accountant had no disagreements with the Company on any matter of Financial Reporting Policies and Procedures.

ITEM 4.  RECENT SALES OF UNREGISTERED SECURITIES

During the year ended December 31, 2007, the Company issued an aggregate of 500,000 shares of Class A Common Stock to two directors for $35,000 in cash, pursuant to the exercise of outstanding stock options.

ITEM 5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation provide that to the full extent that the Delaware General Corporation Law, as now existing or as it may be amended at a future date, permits the limitation or elimination of the liabilities of directors, a director of the corporation shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director;  However, this does not limit or eliminate the liability of a director of the Company for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law or for any transaction for which such director derived an improper personal benefit. Any amendment to or repeal of the Articles of Incorporation shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

We have the power to indemnify a director, officer, or former director or officer of the Company, or any person who may have served at our request as a director or officer of another corporation, against expenses actually and reasonably incurred by such person in connection with the defense of any action, suit or proceeding, civil or criminal, in which he or she becomes a party by reason of being or having been such director or officer, to the full extent permitted by the Delaware General Corporation Law and our Bylaws, as now existing or amended at a future date.

The Company, to the full extent permitted by the Delaware General Corporation Law and our Bylaws, also has the power to enter into an agreement to advance expenses and litigation costs of any director or former director, without making any determination of the director’s good faith or reasonable beliefs with regard to the lawfulness of his or her activity. The indemnification so authorized shall not protect or purport to protect any director against liability to the Company or to its stockholders to which her or she otherwise would be subject by reason of intentional misconduct, a knowing violation of the law or in connection with any transaction with respect to which it is finally adjudged that such director personally received a benefit in money, property or services to which that director was not legally entitled. The indemnification so authorized shall continue in effect as it relates to all acts or omissions committed while the director held his or her position, notwithstanding his or her subsequent resignation or removal from that position, and the indemnification shall inure to the benefit of the heirs, executors and administrators of that person or his or her estate.

Public Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART FS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS

Butte Highlands Mining Company

Spokane, Washington

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheets of Butte Highlands Mining Company as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity and comprehensive loss and cash flows for the years then ended and for the period from May 18, 2007 (inception of development stage) to December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Butte Highlands Mining Company as of December 31, 2008 and 2007, and the results of its operations, stockholders’ equity and comprehensive loss and its cash flows for the years then ended and for the period from May 18, 2007 (inception of development stage) in conformity with accounting principles generally accepted in the United States of America.

/s/Williams & Webster, P.S.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

March 30, 2009

BUTTE HIGHLANDS MINING COMPANY
(A Development Stage Company)
BALANCE SHEETS
	December 31	December 31
	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$237,043	$340,698
Prepaid expense	1,000	961
Total Current Assets	238,043	341,659
PROPERTY AND EQUIPMENT
Equipment	4,338	4,338
Less: accumulated depreciation	(3,777)	(3,402)
Total Property and Equipment	561	936
OTHER ASSETS
Investments	50,760	448,200
Total Other Assets	50,760	448,200
TOTAL ASSETS	$289,364	$790,795

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$4,512	$-
Income taxes payable	-	61,884
Total Current Liabilities	4,512	61,884
COMMITMENTS AND CONTINGENCIES	-	-
STOCKHOLDERS' EQUITY
Common stock, Class A, $0.01 par value
23,292,907 shares authorized; 1,317,948
shares issued and outstanding, respectively	13,179	13,179
Common stock, Class B, $0.01 par value
1,707,093 shares authorized; 1,663,941
shares issued and outstanding, respectively	16,640	16,640
Additional paid-in capital	242,632	242,632
Accumulated income prior to development stage	476,706	476,706
Accumulated income during development stage	(299,065)	(252,446)
Other comprehensive income	(165,240)	232,200
Total Stockholders' Equity	284,852	728,911
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$289,364	$790,795

The accompanying notes are an integral part of these financial statements.

BUTTE HIGHLANDS MINING COMPANY
(A Development Stage Company)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
			Period from
			May 18, 2007
			(Inception of
	Years Ended		Development Stage)
	December 31,		to December 31,
	2008	2007	2008
MINERAL LEASE REVENUES	$-	$-	$10,000

OPERATING EXPENSES
Professional fees	33,985	27,702	81,697
Depreciation	374	443	1,722
Officers & directors fees	1,000	1,000	2,500
General and administrative	16,000	4,247	26,628
TOTAL OPERATING EXPENSES	51,359	33,392	112,547

INCOME (LOSS) FROM OPERATIONS	(51,359)	(33,392)	(102,547)

OTHER INCOME (EXPENSES)
Interest income	5,293	697	6,846
Interest expense	(553)	-	(553)
Gain on sale of mining claims	-	601,378	601,378
TOTAL OTHER INCOME (EXPENSES)	4,740	602,075	607,671

INCOME (LOSS) BEFORE TAXES	(46,619)	568,683	505,124

INCOME TAXES
Income tax benefit	-	(50,186)	-
Tax expense	-	(171,533)	(173,036)
	-	(221,719)	(173,036)
NET INCOME (LOSS)	$(46,619)	$346,964	$332,088

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gain (loss) on available for sale securities	(397,440)	232,200

COMPREHENSIVE INCOME	(444,059)	579,164	332,088

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	(0.02)	$0.21

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED	2,981,889	2,815,222

The accompanying notes are an integral part of these financial statements.

BUTTE HIGHLANDS MINING COMPANY
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock				Additional		Other	Total
	Class A		Class B		Paid-in	Accumulated	Comprehensive	Stockholders
	Shares	Amount	Shares	Amount	Capital	Income	Income	Equity

Balance, December 31, 2006	817,948	$8,179	$1,681,560	$16,816	$212,506	$(122,704)	$-	$114,797

Class A common stock issued for cash at $0.07
per share	500,000	5,000			30,000			35,000

Net income for year ending December 31, 2007	-	-	-	-	-	346,964	232,200	579,164

Balance, December 31, 2007	1,317,948	$13,179	$1,681,560	$16,816	$242,506	$224,260	$232,200	$728,961

Adjustment			(17,619)	(176)	126			-

Net income for year ending December 31, 2008	-	-	-	-	-	(46,619)	(397,440)	(444,059)

Balance, December 31, 2008	1,317,948	$13,179	$1,663,941	$16,640	$242,632	$177,641	$(165,240)	$284,902

The accompanying notes are an integral part of these financial statements.

BUTTE HIGHLANDS MINING COMPANY
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
			Period from
			May 18, 2007
			(Inception of
	Years Ended		Development Stage)
	December 31,		to December 31,
	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(46,619)	$346,964	302,313
Adjustments to reconcile net income (loss) to net cash
provided (used) by operating activities:
Depreciation	374	443	733
Gain on sale of mining claims	-	(601,378)	(601,378)
Changes in assets and liabilities:			-
Decrease (increase) in prepaid expense	(39)	-	(39)
Decrease (increase) in deferred tax asset	-	50,186	50,830
Increase (decrease) in accounts payable	4,513	(434)	4,513
Increase (decrease) in income taxes payable	(61,884)	61,884	-
Net cash used by operating activities	(103,655)	(142,335)	(243,028)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for equipment purchased	-	(543)	(543)
Cash received for mining claims	-	405,000	405,000
Net cash used by investing activities	-	404,457	404,457
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from sale of common stock	-	35,000	35,000
Net cash used by financing activities	-	35,000	35,000
DECREASE IN CASH AND CASH EQUIVALENTS	(103,655)	297,122	196,429

Cash, beginning of period	340,698	43,576	40,614
Cash, end of period	$237,043	$340,698	237,043

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Investment received for mining claims	$-	$216,000

The accompanying notes are an integral part of these financial statements.

BUTTE HIGHLANDS MINING COMPANY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2008

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Butte Highlands Mining Company (hereinafter “Butte” or “the Company”) was incorporated in May 1929 under the laws of the State of Delaware for the purpose of exploring and mining the Butte Highland’s (Only Chance) Mine, south of Butte, Montana.  The Company was reorganized in October 1996 for the purpose of acquiring and developing mineral properties.  As of the date of reorganization, stockholders representing approximately 76% of the outstanding capital stock could not be located.  In order to obtain the quorum necessary for the special meetings, the Company obtained an order from the Superior Court of Spokane County, Washington appointing a trustee for the benefit of those stockholders which could not be located.  See Note 5.

As of May 17, 2007 the Company no longer holds any mineral properties or claims, and has reentered the development stage.  The Board of Directors intends to seek out an appropriate business opportunity and has not limited its search to any particular industry. Management believes it can identify opportunities in several sectors and will proceed with the appropriate diligence to create value for the shareholders. Operations are primarily conducted from the Company headquarters in Spokane, Washington.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Butte Highlands Mining Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Marketable Securities

The Company accounts for marketable securities in accordance with the provisions of Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS No. 115”). Under SFAS No. 115, debt securities and equity securities that have readily determinable fair values are to be classified in three categories:

Held to Maturity – the positive intent and ability to hold to maturity. Amounts are reported at amortized cost, adjusted for amortization of premiums and accretion of discounts.

Trading Securities – bought principally for purpose of selling them in the near term. Amounts are reported at fair value, with unrealized gains and losses included in earnings.

BUTTE HIGHLANDS MINING COMPANY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2008

Available for Sale – not classified in one of the above categories. Amounts are reported at fair value, with unrealized gains and losses excluded from earnings and reported separately as a component of stockholders’ equity.

At this time, the Company holds securities classified as available for sale. See “Note 4,  Investments” for further details.

Earnings Per Share

Basic net income/loss per share was computed by dividing the net income/loss by the weighted average number of shares outstanding during the year.  The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time they were outstanding.

Cash Equivalents

The Company considers cash, certificates of deposit, and debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk

The Company maintains its cash in one commercial account at a major financial institution. Although the financial institution is considered creditworthy and has not experienced any losses on its deposits, at December 31, 2008 and December 31, 2007 the Company’s cash balance exceeded Federal Deposit Insurance Corporation (FDIC) limits by $0 and $240,698   respectively.

Impaired Asset Policy

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lives Assets” (SFAS No. 144”).  SFAS 144 replaces SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.”  This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations.  Statement 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.  The Company adopted SFAS 144, which has not had a material impact on the financial statements.

Property and Equipment

Fixed assets are recorded at cost.  Depreciation is provided using the straight line method over the estimated useful lives of the assets.  Maintenance and repairs are charged to expense as incurred.  Major renewals and betterments are capitalized.  When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.  Depreciation expense for the periods ended December 31, 2008 and 2007 was $374 and $443, respectively.

BUTTE HIGHLANDS MINING COMPANY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2008

Estimates

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America require the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, receivables, accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2008.

SFAS No. 157, “Fair Value Measurements(“SFAS 157), define fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS 157 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1.  Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3.  Unobservable inputs in which there is little of no market data, which require the reporting entity to develop its own assumptions.

The Company measures its investments at fair value on a recurring basis. See Note 4

The following table represents our assets by level measured at fair value on a recurring basis at December 31, 2008.

Description	Level 1	Level 2	Level 3

Assets
Investments	$50,760	$-	$-

BUTTE HIGHLANDS MINING COMPANY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2008

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”.  These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At December 31, 2008 and 2007, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities

Accounting for Stock Options and Warrants Granted to Employees and Nonemployees

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensations.” (SFAS 123R) This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123(R). This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” The Company has adopted SFAS No. 123(R) which measures compensation costs based on the estimated fair value of the award and recognizes cost over the service period.

BUTTE HIGHLANDS MINING COMPANY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2008

Recent Accounting Pronouncements

In May, 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60” (SFAS 163). This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how FASB No. 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise’s risk-management activities. This Statement requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period (including interim periods) beginning after issuance of this Statement. Except for those disclosures, earlier application is not permitted.  The adoption of this statement will have no effect on the Company’s financial condition or results of operations, as it is does it is not an Insurance Enterprise.

In May, 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS No. 162). This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The sources of accounting principles that are generally accepted are categorized in descending order of authority as follows:

a. FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB

b. FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position

c. AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics)

d. Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

The adoption of this statement will have no material effect on the Company’s financial condition or results of operations.

BUTTE HIGHLANDS MINING COMPANY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2008

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (SFAS No. 161). This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 ("SFAS 160"), “Noncontrolling Interests in Consolidated Financial Statements”, this statement requires that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity.  This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R).

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R, “Business Combinations”, (SFAS No. 141R”). This statement changes the accounting for business combinations. Under this statement, an acquiring entity is required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. This statement changes the accounting treatment and disclosure for certain specific items in a business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations we engage in will be recorded and disclosed following existing generally accepted accounting principles (GAAP) until January 1, 2009. We expect SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. The adoption of this statement had no material effect on the Company’s financial condition or results of operations

BUTTE HIGHLANDS MINING COMPANY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2008

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (hereinafter “SFAS No. 109”).  Under the approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset. See Note 8.

NOTE 3 - MINING CLAIMS

The Company historically owned and operated mining properties near Butte, Montana.  Operation of these properties was suspended in 1942.  During 1993, the Company entered into a lease with options to sell the properties to Orvana Resources Corporation (“ORC) and Orvana Minerals Corporation (“OMC”), a Canadian Corporation.  The agreement also provided for a lease with an option to purchase eight patented lode-mining claims and 109 unpatented mining claims together with all mineral and other rights.  The total option price was $2,000,000 in Canadian currency with cash and stock received annually in agreed upon amounts.

During December 1998, the Company amended the lease option with ORC and OMC to a total option price of $1,685,000 in Canadian currency.  During the year ended December 31, 2000, negotiations to amend the lease failed and final payment was received during the year ended December 31, 2002 in the amount of $31,087.  The Company recognized revenue from this lease as it was received.

On May 17, 2007 the Company sold all of its remaining mining claims, consisting of eight patented claims and eight unpatented claims to Timberline Resources.  The Company received $405,000 in cash and 108,000 shares of Timberline Resources common stock valued at $2.00 per share, for a total sale price of $621,000. The sale resulted in a gain of $601,378. The securities were restricted from sale for one year from the date of acquisition of May 17, 2007.

NOTE 4 - INVESTMENTS

The Company holds securities classified as available for sale. Amounts are reported at fair value, with unrealized gains and losses excluded from earnings and reported separately as a component of stockholders’ equity.

Unrealized gains and losses are recorded on the income statement as other comprehensive income (loss) and also on the balance sheet as other comprehensive income. The Company recognized an unrealized loss for the year ended December 31, 2008 of $397,440 and an unrealized gain for the year ended December 31, 2007 of $232,200.

BUTTE HIGHLANDS MINING COMPANY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2008

The following summarizes the securities available for sale at December 31, 2008.

	# of		Market
Security	Shares	Cost	Value
Timberline Resources	108,000	$216,000	$50,760

The fair value of securities is determined by quoted market prices.

NOTE 5 – COMMON STOCK

Upon formation in 1929, the Company issued 1,500,000 shares of its common stock in exchange for mineral claims.  During 1937, the Company’s total authorized common stock was increased to 2,500,000 under a reorganization plan.

During 1996, due to a long period of inactivity, stockholders representing approximately 76% of the outstanding common stock of the Company could not be located.  The Company obtained an order from the Superior Court of Spokane County, Washington appointing a “trustee for the benefit of those stockholders who cannot be located”.  After obtaining this order, the Company adopted a plan of reorganization.  Under this plan of reorganization, the Company increased authorized common stock to 25,000,000 shares of which 23,292,907 were designated as Class A voting common stock and 1,707,093 were designated as Class B nonvoting common stock.  All of the Company’s locatable stockholders received share-for-share Class A voting common stock.  All of the Company’s unlocated stockholders received share-for-share Class B nonvoting common stock, which is held in trust for missing shareholders pending knowledge of their location.

If a previously unlocated recorded owner or beneficiary of a record owner is subsequently located, they must present satisfactory evidence and presentation of a share certificate or an “Affidavit of Loss” with an agreement to indemnify the Company for any future damage as a result of the certificate having been sold or transferred but not lost.  Upon satisfaction of these requirements, Class A voting common stock will be issued share-for-share in exchange for the Class B nonvoting common stock.  The relevant shares of Class B nonvoting common stock will then be cancelled.  As of December 31, 2008 and 2007, there were 1,317,948 and 1,317,948 shares of Class A voting coming stock issued and outstanding, respectively   and 1,663,941shares of Class B nonvoting common stock issued and outstanding.

During the year ended December 31, 2007, the Company issued 500,000 shares of Class A common stock to two directors for $35,000 in cash, according to the Company’s stock option plan.

During the year ended December 31, 2008, the Company did not issue any shares of common stock.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company utilized office facilities provided by its president.  The value of the office facilities provided by the Company’s president is nominal and immaterial to the financial statements.

BUTTE HIGHLANDS MINING COMPANY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2008

Two of the Company’s directors were paid $1,000 and $1,000 for services to the Company during the period ended December 31, 2008 and December 31, 2007, respectively.

NOTE 7 – COMMON STOCK OPTIONS

During September 1996, the Company’s stockholders approved a stock option plan whereby directors, officers and key employees may purchase 500,000 shares of Class A voting common stock at $0.07 per share.  Although the Company’s outstanding options would have expired on September 30, 2003, the Company’s stockholders voted to extend the options for an additional four years.  All outstanding options were exercised on May 30, 2007.

NOTE 8 – INCOME TAXES

The following is a reconciliation of income tax, computed at federal statutory rate, to the provision taxes for the periods ended December 31, 2008 and December 31, 2007.

	2008		2007
	Amount	Percent	Amount	Percent
Federal tax (benefit)	7,000	15.0%	$26,824	34.0%
MT state tax (benefit)	3,000	6.5%	5,128	6.5%
Valuation allowance	(10,000)	21.5%	(31,952)	40.5%
Net deferred tax asset	-	-	-	-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

Capital loss carryforwards of approximately $79,000 expired in the year 2007.

Significant components of the deferred tax assets for the years ended December 31, 2008 and 2007 are as follows:

	2008	2007
Net operating loss carryforwards	46,600	-
Capital loss carryforwards	-	79,000
Deferred tax asset	10,000	31 952
Valuation allowance for deferred asset	(10,000)	(31,952)
Net deferred tax asset	-	-

BUTTE HIGHLANDS MINING COMPANY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2008

Effective November 1, 2007, the Company adopted the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN 48 did not have a material impact on the Company’s financial position, results of operation or liquidity.

NOTE 9 – CORRECTION OF AN ERROR

The Company discovered that it had mistakenly presented the total shares outstanding of Class A and Class B common stock.  The Class A shares were understated by 5,000 shares and the Class B shares were overstated by 17,619 shares.  There correction had no effect on net income.

PART III

ITEM 1.  INDEX TO EXHIBITS.

Exhibit Number	Description of Document
3.1	Articles of Incorporation and Certificate of Incorporation of Butte Highlands Mining Company Dated May 3, 1929
3.2	Certificate of Amendment to Certificate of Incorporation of Butte Highlands Mining Company Dated March 27, 1937
3.3	Amended and Restated Articles of Incorporation of Butte Highlands Mining Company Dated October 2, 1996
3.4	Bylaws of Butte Highlands Mining Company

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated April 29, 2009.

BUTTE HIGHLANDS MINING COMPANY

/s/ Paul A. Hatfield
By:

Paul A Hatfield, President